Exhibit 10.1

NOTE EXCHANGE AND PURCHASE AGREEMENT

Dated as of October 11, 2012

By and Between

VISTAGEN THERAPEUTICS, INC.

and

PLATINUM LONG TERM GROWTH VII, LLC

NOTE EXCHANGE AND PURCHASE AGREEMENT

This Note Exchange and Purchase Agreement (as amended, restated, supplemented or otherwise modified, this “Agreement”) is dated as of October 11, 2012 by and between VISTAGEN THERAPEUTICS, INC., a Nevada corporation (the “Company”), and PLATINUM LONG TERM GROWTH VII, LLC, a Delaware limited liability company (“Platinum”).

WHEREAS, Platinum currently holds (i) a Secured Convertible Promissory Note from the Company dated July 2, 2012 in the original principal amount of $500,000 (the “July Note”) and (ii) a Secured Convertible Promissory Note from the Company dated August 30, 2012 in the original principal amount of $750,000 from the Company (the “August Note” and, together with the July Note, each an  “Existing Note” and collectively the “Existing Notes”);

WHEREAS, the Existing Notes are secured by all assets of the Company pursuant to a Security Agreement by and between the Company and Platinum dated as of July 2, 2012 (as amended, restated, supplemented or otherwise modified, the “Security Agreement”);

WHEREAS, subject to the terms and conditions set forth herein, the Company and Platinum desire to combine both Existing Notes into one new Senior Secured Convertible Promissory Note (the “Exchange Note”), which Exchange Note shall: (i) be in the aggregate principal amount of the sum of (a) the principal amounts outstanding under the Existing Notes on the Closing Date, and (b) all accrued interest on the Existing Notes as of the Closing Date; (ii) be convertible at the option of the holder thereof at a price of $0.50, subject to  adjustment as more particularly set forth therein; (iii) be secured by (a) all assets of the Company, including equity interests in all subsidiaries of the Company that are formed under and/or exist by virtue of the laws of any jurisdiction within the United States of America (each, a “Domestic Subsidiary” and collectively, “Domestic Subsidiaries”), and (b) certain assets of Vistagen Therapeutics Inc., a California corporation and a wholly owned subsidiary of the Company (the “California Subsidiary”), as set forth in the IP Security Agreement defined below; (iv) be payable in shares of the Company’s common stock, $0.001 par value (the “Common Stock”), subject to certain conditions set forth therein, including without limitation a beneficial ownership blocker; (v)  mature three (3) years from the date of issuance thereof; and (vi) be in the form attached hereto as Exhibit A;

WHEREAS, together with the Exchange Note, and as an inducement to make the Investments defined below, the Company shall deliver to Platinum a warrant to purchase such number of shares of the Company’s common stock, $0.001 par value (the “Common Stock”) as is equal to fifty percent (50%) of the quotient of (i) the original principal amount of the Exchange Note divided by (ii) 0.50 (the “Exchange Warrant”), which Exchange Warrant: (i) shall have an exercise price of $1.50, subject to adjustment, as more particularly set forth therein; (ii) shall have a cashless exercise feature under certain conditions; (iii) shall have a term of five (5) years, and (iv) shall be in the form attached hereto as Exhibit B;

WHEREAS, Platinum is willing, subject to the terms and conditions set forth herein, to make further investments in the Company (“Investments”) in an aggregate amount not to exceed Two Million Dollars ($2,000,000), such Investments to be: (i) made upon satisfaction of certain conditions and in multiple tranches over a period of time as set forth below; and (ii) evidenced by Senior Secured Convertible Promissory Notes in the form attached hereto as Exhibit A, with each such note to (a) mature three (3) years from the date of issuance thereof, (b) be in the principal amount of each such tranche, (c) be secured by (1) all assets of the Company, including equity interests in all Domestic Subsidiaries, and (2) certain assets of the California Subsidiary, as set forth in the IP Security Agreement defined below, (d) be payable in Common Stock, subject to certain conditions set forth therein, including without limitation a beneficial ownership blocker, and (e) otherwise contain terms identical to those of the Exchange Note (each such note, an “Investment Note” and all Investment Notes, together with the Exchange Note, collectively the “Notes”);

WHEREAS, together with each Investment Note, and as an inducement to make the Investments, the Company shall deliver to Platinum a warrant to purchase, at a price of $1.50 per share, such number of shares of Common Stock as is equal to fifty percent (50%) of the quotient of (i) the original principal amount of such Investment Note divided by (ii) 0.50 (each, an “Investment Warrant” and all Investment Warrants, together with the Exchange Warrant and the Series A Exchange Warrant defined below, collectively the “Warrants” and the Warrants, together with the Notes, the shares of Common Stock issuable upon exercise of the Warrants, the shares of Common Stock issuable upon conversion of the Notes, and the shares of Common Stock issuable upon the exchange of the Series A Shares defined below, collectively the “Securities”), which Investment Warrant: (i) shall, apart for the number of shares of Common Stock for which it is exercisable, otherwise contain terms identical to those of the Exchange Warrant; and (ii) shall be in the form attached hereto as Exhibit B;

WHEREAS, in connection with the delivery of the Exchange Note and the Investment Notes hereunder, the Company and Platinum shall enter into an amendment to the Security Agreement to define the obligations secured thereunder as all obligations of the Company to Platinum and/or any affiliate of Platinum of every kind and description, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, due or to become due, or now existing or hereafter arising or acquired and whether by way of loan, discount, letter of credit, lease, guaranty, or otherwise, including, without limitation, all Obligations under and as defined in the Notes;

WHEREAS, as security for the Obligations of the Company as defined in the Security Agreement, the California Subsidiary, shall execute and deliver to Platinum an Intellectual Property Security and Stock Pledge Agreement dated on or about the date hereof (as amended, restated, supplemented or otherwise modified, the “IP Security Agreement”), pursuant to which the California Subsidiary shall grant to Platinum a security interest in (a) the intellectual property of the California Subsidiary identified therein, and (b) all of the capital stock and other equity interests in and to Artemis Neuroscience, Inc., a Maryland corporation and a wholly owned subsidiary of the California Subsidiary (the “Maryland Subsidiary”) owned by the California Subsidiary;

WHEREAS, the California Subsidiary, the Maryland Subsidiary and the Company shall execute and deliver to Platinum a Negative Covenant Agreement dated on or about the date hereof (as amended, restated, supplemented or otherwise modified, the “Negative Covenant Agreement” and, the Negative Covenant Agreement, together with the IP Security Agreement, the Security Agreement, the Securities, this Agreement, and all documents and instruments delivered in connection herewith and therewith, collectively the “Transaction Documents”);

WHEREAS, pursuant to the Exchange Agreement dated as of June 29, 2012 by and between the Company and Platinum (the “June Exchange Agreement”), Platinum exchanged 629,450 shares of Common Stock for 62,945 shares of the Company’s Series A Preferred Stock;

WHEREAS, Platinum holds an aggregate of 500,000 shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) (such 500,000 shares, the “Series A Shares”), including shares acquired pursuant to the June Exchange Agreement; and

WHEREAS, the parties have agreed that Platinum may exchange (the “Series A Exchange”) each of its Series A Shares for (i) thirty (30) shares of Common Stock, and (ii) a five-year warrant to purchase fifteen (15) shares of Common Stock (each, a “Series A Exchange Warrant”), which Series A Exchange Warrant shall be in the form attached hereto as Exhibit B, such that if Platinum were to exchange all of its Series A Shares, Platinum would receive in return for such exchange a total of 15.0 million shares of Common Stock and a five-year warrant to purchase 7.5 million shares of Common Stock.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

Article 1– Exchange

Section 1.1	Terms of Exchange

1.1.1
Note Exchange. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, Platinum agrees to deliver the Existing Notes to the Company in exchange for the issuance of the Exchange Note and the Exchange Warrant, and the Company agrees to issue and deliver the Exchange Note and the Exchange Warrant to Platinum (the “Exchange”).  The Exchange Note shall be issued in exchange for (and not in discharge of the indebtedness evidenced by) the Existing Notes.

Series A Exchange.  Platinum shall have the right and option at any time and from time to time during the five-year period following the Closing Date to exchange each of its Series A Shares for (i) thirty (30) shares of Common Stock, and (ii) a Series A Exchange Warrant; provided, that, unless Platinum shall have delivered to the Company sixty-one (61) days’ written notice waiving the beneficial ownership limitation set forth below, only such number of Series A Shares may be exchanged as would result in Platinum beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) no more than 9.99% of all of the Common Stock outstanding at such time.

1.1.2
Mechanics of Series A Exchange. In the event that Platinum elects to exercise its option to exchange any of its Series A Shares at any time and from time to time during the five-year period following the Closing Date, Platinum shall deliver written notice of each such election to the Company.  Within five (5) business days following the receipt of each such notice, the Company shall (i) issue a Series A Exchange Warrant to Platinum, which Series A Exchange Warrant shall be exercisable for such number of shares of Common Stock as is equal to fifteen (15) times the number of Series A Shares so exchanged, and (ii) instruct the transfer agent to issue to Platinum such number of shares of Common Stock as is equal to thirty (30) times the number of Series A Shares so exchanged, subject, however, to the beneficial ownership limitation set forth in Section 1.1.2 above.

1.1.3
Certificate of Designation. The parties hereto agree and acknowledge that the right of Platinum hereunder to consummate the Series A Exchange is in addition to any and all rights it may have as a holder of Series A Preferred under the terms of the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred, as filed with the Secretary of State of Nevada in December 2011.

Section 1.2	Closing

The closing under this Agreement (the “Closing”) shall take place upon the satisfaction of each of the conditions set forth in Section 4.1 and Section 4.3 hereof (the “Closing Date”).

Section 1.3	Delivery of Documents and Instruments

Within five (5) business days after the Closing Date: (i) Platinum shall deliver the Existing Notes to the Company, or an indemnification undertaking with respect to such Existing Notes in the event of the loss, theft or destruction of such Existing Notes; and (ii) the Company shall deliver to Platinum the Exchange Note and the Exchange Warrant.

Article 2 – Investments

Section 2.1	Amounts; Timing of Funding

Subject to satisfaction of the conditions precedent set forth in Section 4.4 below, Platinum agrees to make the following Investments no later than the following dates (each such date, an “Investment Date”):

Investment Date	Amount of Investment
On or before October 11, 2012	$500,000
On or before October 19, 2012	$500,000
On or before November 15, 2012	$500,000
On or before December 15, 2012	$500,000

Section 2.2	Method of Funding

Upon satisfaction of the conditions precedent set forth in Section 4.4 below, Platinum shall fund each Investment on or before the applicable Investment Date by wire transfer of immediately available funds to the Company using the wire instructions attached hereto as Exhibit 2.2.

Section 2.3	Delivery of Investment Notes and Investment Warrants

Upon satisfaction of the conditions set forth in Section 4.2 below, the Company shall deliver to Platinum an Investment Note and an Investment Warrant within five (5) business days of each Investment Date.

Article 3- Representations, Warranties and Covenants

Section 3.1	Representations and Warranties of Platinum

Platinum makes the following representations and warranties to the Company:

3.1.1	Organization. Platinum is a limited liability company validly existing and in good standing under the laws of the state of Delaware.

3.1.2
Execution; Binding Agreement. This Agreement has been duly authorized, validly executed and delivered by Platinum and is a valid and binding agreement and obligation of Platinum enforceable against Platinum in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and Platinum has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

3.1.3
Securities Laws. Platinum understands that the Securities are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Platinum set forth herein for purposes of quailing for exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.

3.1.4	Accredited Investor. Platinum is an “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act.

3.1.5
Acquisition for Own Account. Platinum is and will be acquiring the Securities for Platinum's own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, Platinum does not covenant to hold the Securities for any minimum period of time other than as required by law.

3.1.6
Securities Act Exemption. The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) (with respect to the Exchange Note) and/or Section 4(2) thereof and Regulation D promulgated thereunder (with respect to the Exchange Warrant, the Investment Notes and the Investment Warrants). Platinum understands that the Securities purchased hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

Section 3.2	Representations, Warranties and Covenants of the Company

The Company makes the following representations and warranties to Platinum, and covenants as follows for the benefit of Platinum:

3.2.1
Incorporation. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company and/or any Domestic Subsidiary to perform any of its obligations under any Transaction Document.

3.2.2
Authorization of Securities. The Securities have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Securities shall be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

3.2.3
Execution; Binding Agreement. This Agreement and the other Transaction Documents to which the Company is party have been duly authorized, validly executed and delivered on behalf of the Company and are valid and binding agreements and obligations of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other Transaction Documents to which the Company is party and to perform its obligations hereunder and thereunder.

3.2.4
No Conflicts. The execution and delivery of the Agreement and the other Transaction Documents to which the Company is party and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B), (ii) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

3.2.5
Securities Act Exemption. The delivery and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of Platinum's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

3.2.6
Governmental Approvals. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

3.2.7
Compliance with Securities Laws. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

3.2.8	No Solicitation. The Company represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of the Exchange.

3.2.9
Holding Period of Exchange Note. With respect to the Exchange Note, other than the exchange of the Existing Notes, the Company has not received any consideration for the Exchange Note. By virtue of such exchange, the holding period for the Exchange Note under Rule 144 of the Securities Act shall begin no later than the holding period for the Prior Notes.

3.2.10
Exchange Act Registration of Common Stock. The Company shall cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), shall comply with all requirements related to any registration statement filed pursuant to this Agreement, and shall not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act and the Securities Act. The Company will take all action necessary to continue the listing or trading of its Common Stock on the OTC Bulletin Board or such other exchange or market on which the Common Stock is trading. If necessary, the Company will promptly file the “Listing Application” for, or in connection with, the issuance and delivery of the Securities. The Company further covenants that it will take such further actions as Platinum may reasonably request, all to the extent required from time to time to enable Platinum to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of Platinum, the Company shall deliver to Platinum a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.2.11
Legal Opinions. The Company will provide, at the Company's expense, such legal opinions in the future as are reasonably appropriate and necessary for the issuance and resale of the Securities pursuant to an effective registration statement, Rule 144 under the Securities Act or an exemption from registration. In the event that such Common Stock is sold in a manner that complies with an exemption from registration, the Company shall promptly cause its counsel (at its expense) to issue to the transfer agent an opinion permitting removal of the legend (indefinitely, but only if permitted pursuant to Rule 144(b)(1) of the Securities Act (or its successor provisions, including any provision that permits unlimited re-sales after the relevant holding period set forth in Rule 144), or to permit sales of the Common Stock if pursuant to the other provisions of Rule 144 of the Securities Act).

3.2.12
Delivery of Shares. The Company shall promptly deliver shares of Common Stock to Platinum upon Platinum’s request to convert all or any portion of the Notes, to exercise any portion of the Warrants, and/or to exchange the Series A Shares.

3.2.13
Payment of Taxes and Claims. The Company shall, and shall cause each subsidiary of the Company to, pay (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon the Company and each subsidiary of the Company and its and their property or assets or in respect of any of its franchises, businesses, income or property when due; and (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons, (including without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon property or assets of the Company and/or the Domestic Subsidiaries, other than for Permitted Contests. “Permitted Contests” means the right of the Company to contest or protest any liens, taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (i) a reserve with respect to such obligation is established on Company’s books and records in such amount as is required under GAAP, (ii) any such protest is instituted promptly and prosecuted diligently by Company in good faith, and (iii) Platinum is satisfied in its reasonable discretion, that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Platinum’s liens on any assets of the Company and/or any subsidiary of the Company. “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect from time to time in the United States consistently applied.

3.2.14
Insurance. At all times in respect of its personal property, the Company shall, and shall cause each subsidiary of the Company to, have and maintain insurance substantially similar in terms of coverage, amounts and scope as the Company's and each of the Company’s Subsidiaries existing insurance policies as of the date of this Agreement.

3.2.15	Place of Business; Books and Records.

3.2.15.1
The Company shall, and shall cause each Domestic Subsidiary of the Company to, (i) deliver to Platinum at least thirty (30) days prior to the occurrence of any of the following events, written notice of such impending events: (A) a change in its principal place of business or chief executive office, and (B) a change in its name, identity or structure; and (ii) remain organized in the state or jurisdiction of its incorporation or formation as of the date of this Agreement.

3.2.15.2
The Company shall, and shall cause each Domestic Subsidiary of the Company to, at all times keep accurate and complete records of its assets and finances in accordance with GAAP, and at all reasonable times and from time to time, shall allow Platinum promptly following receipt of written notice, by or through any of its officers, agents, attorneys or accountants, to examine, inspect and make extracts from such books and records.

3.2.16
Maintenance; Certain Covenants. The Company shall, and shall cause each Domestic Subsidiary of the Company to, (i) maintain its property in a condition comparable or superior to that on the date hereof, except for normal wear and tear and routine maintenance and obsolescence in the ordinary course of business; (ii) do or cause to be done all things reasonably necessary to maintain its status as duly organized and existing, and in good standing, under the laws of the state of its organization; (iii) conduct continuously and operate actively its business and take all actions reasonably necessary to enforce and protect the validity of all intellectual property material to the business of the Company and/or any subsidiary of the Company; and (iv) not be in violation of any law, rule and/or regulation, which violation is reasonably likely to have a Material Adverse Effect.

3.2.17
Negative Pledge. The Company shall not, and shall not permit any Domestic Subsidiary of the Company to, cause or permit or permit to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any personal property or real property of the Company and/or any Domestic Subsidiary of the Company, whether now owned or hereafter acquired, to become subject to a Lien, except for “Permitted Liens” as defined below, with respect to the Company, and (ii) “Permitted Liens” as defined in the Negative Covenant Agreement, with respect to the Domestic Subsidiaries.

3.2.17.1	As used herein:

(a)	“Lien” means any lien, security interest, mortgage, charge or other encumbrance whatsoever; and

(b)
“Permitted Liens” means (a) Liens in favor of Platinum and/or an affiliate of Platinum, (B) Liens granted in connection with Permitted Purchase Money Indebtedness (as defined below), and (C) Liens that are subordinate to the security interest of Platinum and/or an affiliate of Platinum under the terms of the Security Agreement and the IP Security Agreement and as evidenced by a subordination agreement in form and substance satisfactory to Platinum in Platinum’s sole and absolute discretion. The Company hereby authorizes Platinum to file such Uniform Commercial Code filings with respect to the Company and its Domestic Subsidiaries in such jurisdictions and with such public offices as Platinum reasonably determines to evidence such negative pledge.

3.2.18
Indebtedness. The Company shall not, and shall not permit any Domestic Subsidiary to, directly or indirectly create, incur, assume, guarantee, or otherwise become or remain liable with respect to any material Indebtedness, except for (i) “Permitted Indebtedness” as defined below, with respect to the Company, and (ii) “Permitted Indebtedness” as defined in the Negative Covenant Agreement, with respect to the Domestic Subsidiaries.

3.2.18.1	As used herein:

(a)
“Indebtedness” means, at any time, (i) all indebtedness, obligations and other liabilities which in accordance with GAAP should be classified as liabilities on a balance sheet, including without limitation, (A) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (B) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock, (C) with respect to letters of credit, bankers acceptances, interest rate swaps or other contracts, currency agreement or other financial products, (D) to pay the deferred purchase price of property or services, or (E) in respect of Capital Leases; (ii) all indebtedness, obligations or other liabilities secured by a lien on any property, whether or not such indebtedness, obligations or liabilities are assumed by the owner of the same; and (iii) all contingent obligations;

(b)
“Permitted Indebtedness” means (i) Indebtedness to Platinum or any affiliate of Platinum, (ii) Permitted Purchase Money Indebtedness, (iii) Indebtedness set forth on Schedule 3.2.18 hereto in the amounts set forth on such schedule, (iv) debt incurred in the ordinary course of business in an amount not to exceed $250,000 in the aggregate, (iv) accounts payable arising in the ordinary course of business that are otherwise converted into Indebtedness, and (v) debt issued or incurred necessary to satisfy the condition to Platinum’s obligation to make Investments set forth in Section 4.4.13 herein; and

(c)
“Permitted Purchase Money Indebtedness” means secured or unsecured purchase money Indebtedness (including obligations under capital leases) incurred to finance the acquisition of fixed assets or equipment, if such purchase money Indebtedness (a) has a scheduled maturity and is not due on demand, (b) does not exceed the purchase price of the items being purchased, and (c) is not secured by any property or assets other than the item or items being purchased with the proceeds of purchase money financing.

3.2.19	Financial Information and Reporting. The Company shall deliver or make available the following to Platinum:

3.2.19.1
within 90 days after the end of each fiscal year, audited, unqualified consolidated financial statements of Company and its subsidiaries prepared in accordance with GAAP and certified by the Company’s independent public accountant, containing (i) balance sheets, (ii) statements of income and surplus, and (iii) statements of cash flows and reconciliation of capital accounts, and accompanied by a certification by an officer of the Company that such financial statements are true, correct and complete in all material respects, and that all representations and warranties of the Company made herein remain true and accurate as of the date of the delivery of such financial statements; and

3.2.19.2
immediately upon becoming aware of the existence of any action or omission that could reasonably be expected to result in a Material Adverse Effect and/or any breach of any term or condition of this Agreement or any Security, a written notice specifying the nature and period of existence thereof and what action Company and its subsidiaries are taking or proposes to take with respect thereto.

3.2.20	Fundamental Changes; Asset Transfers.

3.2.20.1
So long as any Notes are held by Platinum or are otherwise issued and outstanding, without the consent of Platinum, the  Company shall not, and shall not permit any Domestic Subsidiary of the Company to, merge into or consolidate with any other entity, or permit any other entity to merge into or consolidate with it, unless, as a condition to the consummation of any such transaction:

(a)
With respect to any merger or consolidation involving the Company: (i) no Event of Default shall have occurred under and as defined in any of the Transaction Documents; (ii) the Company shall be the surviving entity in any such transaction; (iii) both before and after giving effect to such transaction, the Company and each Domestic Subsidiary will be in compliance with its and their obligations under the Transaction Documents (including without limitation its and their obligation not to incur or permit to exist Indebtedness); and (iv) if the holders of the Common Stock of the Company before such transaction, on a fully diluted basis, would hold fewer than fifty percent (50%) of the number of shares of Common Stock of the Company, on a fully diluted basis, after the consummation of such transaction, then all Notes shall be paid in full in cash at the closing of such transaction unless Platinum otherwise waives such requirement; and

(b)
With respect to any merger or consolidation involving any Domestic Subsidiary: (i) no Event of Default shall have occurred under and as defined in any of the Transaction Documents; (ii) such Domestic Subsidiary shall be the surviving entity in any such transaction; and (iii) both before and after giving effect to such transaction, such Domestic Subsidiary and the Company will be in compliance with its and their obligations under the Transaction Documents (including without limitation the obligations of the California Subsidiary under the IP Security Agreement, and the obligations of the Domestic Subsidiaries under the Negative Covenant Agreement).

3.2.20.2	The Company shall not, and shall not permit any subsidiary of the Company to, acquire or create any subsidiary.

3.2.20.3
The Company shall not, and shall not permit any subsidiary of the Company to, sell, transfer, lease, license or otherwise dispose of, in one transaction or a series of transactions:  (i) assets representing all or substantially all the assets of the Company and the Company’s subsidiaries; and/or (ii) assets material to the conduct of business of the Company and the Company’s subsidiaries; provided, however, that nothing set forth in this Section 3.2.20.3 shall prevent or prohibit the Company or any of its subsidiaries from entering into any agreement (y) to license the Company’s or any of its Domestic Subsidiaries’ intellectual property or other assets in the ordinary course of business and on an arm’s-length basis for terms deemed to be in the best interest of the Company by the Company’s board of directors, or (z) that does not materially detract from the value of the affected asset in the hands of the Company and the Company’s subsidiaries, or interfere with the ordinary conduct of business of the Company and Company’s subsidiaries.

3.2.21
Transactions with Affiliates.  The Company shall not, and shall not permit any of its subsidiaries to, sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Company or such subsidiary than those that would prevail in arm’s-length transactions with unrelated third parties, (b) issuances by the Company of equity and receipt by the Company of capital contributions on terms deemed to be fair and reasonable by a majority of the disinterested directors of the Company’s board of directors, (c) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of the Company or any subsidiary of the Company, (d) any transaction determined by a majority of the disinterested directors of the applicable entity’s board of directors to be fair to the applicable entity, (e) any transaction with respect to which the fair market value of the related property or assets, nor the consideration therefor, does not exceed $500,000, and (f) transfers of intellectual Property from a subsidiary of the Company to the Company.  As used herein, “Affiliate” means, as applied to any person or entity, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with, such person or entity, or is a family member related by birth or marriage.  For purposes of the definition of Affiliate, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person or entity, whether through the ownership of equity interests, by contract, or otherwise; provided, however, that, in any event: (i) any person or entity who owns directly or indirectly fifty percent (50%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a person or entity or fifty percent (50%) or more of the partnership, member or other ownership interests of a person or entity (other than as a limited partner of such entity) shall be deemed to control such entity; and (ii) each officer or director (or manager) of an entity shall be deemed to be an Affiliate of such entity.  The Company shall not, and shall not permit any Domestic Subsidiary to, sell, convey, distribute, assign or otherwise transfer any assets to the Maryland Subsidiary. The Company shall not permit the Maryland Subsidiary to acquire ownership of any patents, patent applications, trademarks, trademark applications, copyrights and/or copyright applications. All of the forgoing intellectual property shall be owned only by the Company and/or the California Subsidiary.

3.2.22
Security Agreement.  The Company shall execute and deliver an amendment to and restatement of the Security Agreement in the form attached hereto as Exhibit 3.2.22, pursuant to which the Company shall grant a security interest to Platinum in all assets of the Company as security for all Obligations (as defined in the Security Agreement) of the Company to Platinum, including without limitation the Company’s obligations under the Notes.  Such pledged assets shall include all equity interests held by the Company in each Domestic Subsidiary.

3.2.23
IP Security Agreement. The California Subsidiary shall execute and deliver to Platinum the IP Security Agreement in the form attached hereto as Exhibit 3.2.23, pursuant to which the California Subsidiary shall grant a security interest to Platinum in the assets of the California Subsidiary identified therein as security for all Obligations (as defined in the IP Security Agreement) of the Company to Platinum, including without limitation the Company’s obligations under the Notes.

3.2.24	Negative Covenant Agreement. The Domestic Subsidiaries shall execute and deliver to Platinum the Negative Covenant Agreement, which shall be in the form attached hereto as Exhibit 3.2.24.

3.2.25
Disclosure of Material Information. The Company shall comply with its obligations under Regulation FD under the Exchange Act, and shall not disclose to Platinum any material non-public information unless Platinum shall have first agreed in writing to hold such information in confidence.  Upon any disclosure in violation of the terms hereof, the Company shall comply with its public dissemination obligations under Regulation FD within the periods set forth therein.  The Company understands and confirms that Platinum shall be relying on the foregoing representations and covenants in effecting transactions in securities of the Company.

3.2.26	No Amendments. The Company shall not amend or waive any provision of its Articles of Incorporation or Bylaws in any way that would adversely affect the rights of any holder of the Securities.

3.2.27
No Distributions. The Company shall not, and shall not permit any Domestic Subsidiary of the Company to, (i) declare or pay any dividends or make any distributions (other than Permitted Issuances) to any holder(s) of Common Stock (or any security convertible into or exercisable for Common Stock) or (ii) purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other security of the Company. As used herein, “Permitted Issuance” means (a) an issuance of shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to any stock or option plan duly approved by the shareholders of the Company if such issuances are approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, or their respective designees as permitted under the terms of such plan, and (b) an issuance of securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities.

3.2.28
No Investments. The Company shall not, and shall not permit any subsidiary of the Company to, make or suffer to exist any Investments or commitments therefor in excess of $250,000 in the aggregate; provided, that, nothing herein shall be deemed to prohibit the Company or any subsidiary of the Company from holding cash or cash equivalents, such as deposit accounts, money market accounts, U.S. treasuries or similar highly liquid assets.

3.2.29
DTC Eligibility.  The Company shall use its best efforts to cause its Common Stock to be eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program at all times while any Notes and/or Warrants remain outstanding.

3.2.30
Legal Fees. The Company shall pay all legal fees incurred by Platinum in connection with (a) negotiation, drafting and closing of this Agreement, the Notes, the Warrants and the other documents and instruments executed in connection herewith, provided, however, such amount shall not exceed $15,000 in the aggregate, and (b) any and all actions by Platinum to enforce its rights hereunder or thereunder.

3.2.31
Solvency. Both before and after giving effect to (a) the incurrence of indebtedness to Platinum hereunder in the aggregate amount of all Investment Notes, and (b) the incurrence of up to $1,000,000 of subordinated indebtedness as set forth in Section 4.4.13 below, each of the Company and each of the Company’s Domestic Subsidiaries are and will be Solvent.

3.2.31.1
As used herein, “Solvent” means, on any date, that each of the Company and each of the Company’s Domestic Subsidiaries are “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances, including that (a) the present fair salable value of the assets of each of the Company and each of the Company’s Domestic Subsidiaries (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the property in question within such period by a capable and diligent businessperson from an interested buyer who is willing to purchase under ordinary selling conditions) is not less than the amount that will be required to pay the probable liability of the each of the Company and each of the Company’s Domestic Subsidiaries on their debts (including contingent, unmatured and unliquidated liabilities) as they become absolute and matured, (b) each of the Company and each of the Company’s Domestic Subsidiaries will not have an unreasonably small capital in relation to their business or with respect to any transaction then contemplated and (c) each of the Company and each of the Company’s Domestic Subsidiaries, will have sufficient cash flow to enable them to pay their debts as they mature.

Article 4 – Conditions Precedent

Section 4.1	Conditions Precedent to the Delivery of Exchange Note and Exchange Warrant

The obligation hereunder of the Company to issue and deliver the Exchange Note and the Exchange Warrant to Platinum and consummate the Exchange is subject to the satisfaction, on or before the Closing Date, of each of the conditions set forth below in this Section 4.1.

4.1.1	Execution and Delivery. Platinum shall have executed and delivered this Agreement.

4.1.2
Performance. Platinum shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Platinum at or prior to the Closing Date.

4.1.3
Representations and Warranties. The representations and warranties of Platinum shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

Section 4.2	Conditions Precedent to Delivery of Investment Notes and Investment Warrants

The obligation hereunder of the Company to issue and deliver Investment Notes and Investment Warrants to Platinum is subject to the satisfaction, on or before the applicable Investment Date, of each of the conditions set forth below in this Section 4.2.

4.2.1	Closing Conditions. The conditions set forth in Section 4.1 above shall have been satisfied.

4.2.2	Funding. The Company shall have received from Platinum, via wire transfer of immediately available funds, the principal amount of the applicable Investment on or before the applicable Investment Date.

Section 4.3	Conditions Precedent to Delivery of Existing Notes

The obligation hereunder of Platinum to deliver the Existing Notes, accept the Exchange Note and the Exchange Warrant and consummate the Exchange is subject to the satisfaction on or before the Closing Date, of each of the conditions set forth below.

4.3.1	Execution and Delivery. The Company shall have executed and delivered this Agreement.

4.3.2
Performance. The Company and the Domestic Subsidiaries shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Domestic Subsidiaries at or prior to the Closing Date.

4.3.3	No Default. No default or Event of Default shall have occurred under and as defined in any of (a) this Agreement, (b) the July Note, (c) the August Note, and/or (d) any Transaction Document.

4.3.4
No Pending Default. No action or omission shall have occurred that, with the passage of time and/or the giving of notice, would constitute an Event of Default under and as defined in any of (a) this Agreement, (b) the July Note, (c) the August Note, and/or (d) any Transaction Document.

4.3.5
Representations and Warranties. The representations and warranties of the Company and the Domestic Subsidiaries contained herein, in the July Note, in the August Note and in the Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

4.3.6
No Prohibition. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any Transaction Document at or prior to the Closing Date.

4.3.7
No Litigation. As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, any Domestic Subsidiary, or any assets of the Company and/or any Domestic Subsidiary, which questions the validity of any Transaction Document or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, any Domestic Subsidiary, or any assets of the Company and/or any Domestic Subsidiary, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

4.3.8	Legal Opinion. Platinum shall have received an opinion of counsel to the Company, which opinion shall be in form and substance satisfactory to Platinum.

4.3.9	No Material Adverse Effect. No event shall have occurred or failed to occur that could reasonably be expected to result in a Material Adverse Effect.

4.3.10
Reservation of Shares. The Company shall have reserved for issuance a number of shares of Common Stock equal to at least 110% of the aggregate number of shares of Common Stock issuable upon (1) conversion in full of the Exchange Note, and (2) exercise in full of the Exchange Warrant.

4.3.11
Security. The Company shall have executed and delivered to Platinum an amendment to and restatement of the Security Agreement, which amendment and restatement shall be in the form attached hereto as Exhibit 3.2.22.

4.3.12	IP Security. The California Subsidiary shall have executed and delivered to Platinum the IP Security Agreement, which IP Security Agreement shall be in the form attached hereto as Exhibit 3.2.23.

4.3.13
Negative Covenant Agreement. The Domestic Subsidiaries shall have executed and delivered to Platinum the Negative Covenant Agreement, which Negative Covenant Agreement shall be in the form attached hereto as Exhibit 3.2.24.

4.3.14
Liens. There shall be no UCC financing statements of record with respect to any assets of the Company and/or any Domestic Subsidiary other than such financing statements as may evidence Permitted Liens.

4.3.15
Secretary’s Certificates. The Company shall have delivered to Platinum a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated hereby, (ii) the articles of incorporation of the Company, as in effect on the Closing Date, (iii) the bylaws of the Company, as in effect on the Closing Date, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents. Each Domestic Subsidiary shall have delivered to Platinum a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors of such Domestic Subsidiary approving the execution, delivery and performance by such Domestic Subsidiary under the Transaction Documents to be delivered by such Domestic Subsidiary, (ii) the articles of incorporation of such Domestic Subsidiary, as in effect on the Closing Date, (iii) the bylaws of such Domestic Subsidiary, as in effect on the Closing Date, and (iv) the authority and incumbency of the officers of such Domestic Subsidiary executing the Transaction Documents.

Section 4.4	Conditions Precedent to Making Investments

The obligation hereunder of Platinum to make any Investment is subject to the satisfaction as of each Investment Date, of each of the conditions set forth below in this Section 4.4.

4.4.1	Closing Conditions. The conditions set forth in Section 4.3 above shall been satisfied.

4.4.2
Performance. The Company and the Domestic Subsidiaries shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company and the Domestic Subsidiaries on or prior to such Investment Date.

4.4.3
No Default. No default or Event of Default shall have occurred under and as defined in any of (a) this Agreement, (b) the Exchange Note, (c) the Exchange Warrant, (d) any Investment Note, (e) any Investment Warrant, and/or (f) any Transaction Document.

4.4.4
No Pending Default. No action or omission shall have occurred that, with the passage of time and/or the giving of notice, would constitute an Event of Default under and as defined in any of (a) this Agreement, (b) the Exchange Note, (c) the Exchange Warrant, (d) any Investment Note, (e) any Investment Warrant, and/or (f) any Transaction Document.

4.4.5
Representations and Warranties. The representations and warranties of the Company and the Domestic Subsidiaries contained herein, in the Exchange Note, in the Exchange Warrant, in the Transaction Documents, in all Investment Notes then issued and in all Investment Warrants then issued shall be true and correct in all material respects as of the date when made and as of such Investment Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

4.4.6
USPTO Recording.  Platinum shall have received evidence of recordation with the United States Patent and Trademark Office of Platinum’s security interest in all patents and trademarks owned by the Company and the California Subsidiary.

4.4.7	Pledged Securities. Platinum shall have received stock certificates and executed stock powers evidencing the “Pledged Securities” (as defined in the Security Agreement and the IP Security Agreement).

4.4.8
Officer’s Certificate. Platinum shall have received a certificate executed by an officer of the Company and dated as of such Investment Date, which certificate ratifies and confirms the representations and warranties of the Company contained herein.

4.4.9
No Prohibition. No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and/or any other Transaction Document on or prior to such Investment Date.

4.4.10
No Litigation. As of such Investment Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company and/or any Domestic Subsidiary, or any of the assets of the Company and/or any Domestic Subsidiary, which questions the validity of the Agreement, any document or instrument to be delivered in connection herewith, or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. As of such Investment Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company and/or any Domestic Subsidiary, or any assets of the Company and/or any Domestic Subsidiary, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

4.4.11	No Material Adverse Effect. No event shall have occurred or failed to occur that could reasonably be expected to result in a Material Adverse Effect.

4.4.12
Reservation of Shares. The Company shall have reserved for issuance a number of shares of Common Stock equal to at least 110% of the aggregate number of shares of Common Stock issuable upon (1) conversion in full of the Exchange Note, all Investment Notes then outstanding and the Investment Note to be delivered in connection with the Investment to be made on such Investment Date, and (2) exercise in full of the Exchange Warrant, all Investment Warrants then outstanding and the Investment Warrant to be delivered in connection with the Investment to be made on such Investment Date.

4.4.13
November and December Investments. With respect to the Investments to be made on or before November 15, 2012 and December 15, 2012 only, the Company shall have received, between the date of the August Note and November 15, 2012, gross proceeds of not less than $1,000,000 from the sale of equity or debt securities; provided, that, any such debt securities shall (a) not permit payment prior to payment in full of the Notes, and (b) be expressly subordinate in payment and priority to all obligations of the Company to Platinum, including without limitation the obligations of the Company under the Exchange Note and all Investment Notes, pursuant to a subordination agreement in form and substance satisfactory to Platinum in Platinum’s sole and absolute discretion.

4.4.14	Legal Opinion. Platinum shall have received an opinion of counsel to the Company dated as of such Investment Date, which opinion shall be in form and substance satisfactory to Platinum.

Article 5 – Events of Default

Section 5.1	Events of Default

The occurrence of any one or more of the following events shall be an “Event of Default” hereunder:

5.1.1
Failure to Deliver Exchange Note and Exchange Warrant. If the Company fails to deliver the Exchange Note and the Exchange Warrant to Platinum within five (5) business days of the Closing Date, notwithstanding satisfaction of the conditions precedent set forth in Section 4.1 above.

5.1.2
Failure to Deliver Investment Notes and Investment Warrants. If the Company fails to deliver an Investment Note and an Investment Warrant to Platinum within five (5) business days of any Investment Date, notwithstanding satisfaction of the conditions precedent set forth in Section 4.2 above with respect to such Investment.

Section 5.2	Effect of Event of Default

5.2.1
Upon the occurrence of an Event of Default specified in Section 5.1.1 above or under any other Transaction Document, all amounts due and owing under the July Note and the August Note shall be immediately due and payable in full at the option of Platinum.

5.2.2
Upon the occurrence of an Event of Default specified in Section 5.1.2 above or under any other Transaction Document, all amounts due and owing under the Exchange Note and all Investment Notes then outstanding shall be immediately due and payable in full at the option of Platinum.

Section 5.3	No Limitation

All rights and remedies of Platinum pursuant to this Agreement and the other Transaction Documents shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. Nothing contained in this Agreement shall be deemed to limit Platinum’s rights under the other Transaction Documents.

Article 6 – Miscellaneous

Section 6.1	Governing Law; Consent to Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of Platinum and the Company consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. EACH OF PLATINUM AND THE COMPANY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY. Each of Platinum and the Company irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth herein. Nothing herein shall affect the right of Platinum or the Company to serve process in any other manner permitted by law.

Section 6.2	Notices

All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or fax (provided that any notice sent by fax shall be confirmed by other means pursuant to this Section 6.2), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if faxed; or when actually received or refused if sent by other means.

If to the Company:

VistaGen Therapeutics, Inc.
384 Oyster Point Blvd., Suite No. 8
South San Francisco, California 9408
Attention: Chief Executive Officer
Fax No.: (888) 482-2602

with a copy to:

Disclosure Law Group
501 West Broadway, Suite 800
San Diego, California 92101
Attention: Daniel W. Rumsey, Esquire
Fax No.: (619) 330-2101

If to Platinum:

Platinum Long Term Growth VII, LLC
152 West 57th Street, 4th Floor
New York, NY 10019
Attention: Michael Goldberg, M.D.
Fax No.: (212) 582-2424

with a copy to:

Burak Anderson & Melloni, PLC
30 Main Street, Suite 210
Burlington, Vermont 05401
Fax No.: (802) 862-8176

Section 6.3	Disclosure of Transaction

The Company shall file with the Securities and Exchange Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement and such other documents and instruments as the Company’s counsel may deem necessary or appropriate) as soon as practicable following the Closing Date but in no event more than two (2) business days following the Closing Date.

Section 6.4	Entire Agreement

This Agreement and the other Transaction Documents constitute the entire understanding and agreement of Platinum and the Company with respect to the subject matter hereof and supersede all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.

Section 6.5	Amendments

This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both Platinum and the Company.

Section 6.6	Counterparts

This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Section 6.7	Assignments; Successors and Assigns

This Agreement shall be binding on and inure to the benefit of the successors and assigns of each of Platinum and the Company.  The Company may not assign its rights and obligations hereunder to any person or entity.  Platinum may assign its rights and obligations hereunder to any affiliate of Platinum without the consent of the Company, and Platinum may assign any Securities to any person or entity without the consent of the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first set forth above.

VISTAGEN THERAPEUTICS, INC.

By: /s/ Shawn K. Singh
Chief Executive Officer

PLATINUM LONG TERM GROWTH VII, LLC

By:/s/ Joan Janczewski
Its Duly Authorized Agent

Exhibit A
Form of Note

Exhibit B
Form of Warrant

Exhibit 2.2
Wire Instructions for the Company

Exhibit 3.2.22
Form of Amended and Restated Security Agreement

Exhibit 3.2.23
Form of IP Security Agreement

Exhibit 3.2.24
Form of Negative Covenant Agreement